Exhibit (q)

POWER OF ATTORNEY FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

Each of the undersigned Directors of Matthews A Share Selections Fund, LLC (the “Company”), hereby appoints each of John P. McGowan, David Monroe, Shai Malka, and David A. Hearth, each with power to act without the others and with power of substitution, his or her attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements of the Trust under the Investment Company Act of 1940, as amended, and any and all amendments thereto and all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission, including, without limitation, applications for exemptive orders and rulings. Each of the undersigned grants to said attorneys-in-fact and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 28th day of April, 2015.

By:	/s/ Gale K. Caruso	By:	/s/ Christopher F. Lee
	Gale K. Caruso		Christopher F. Lee
	Director		Director